Exhibit 32.1
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                      Statement of Chief Executive Officer
         Pursuant to Section 1350 of Title 18 of the United States Code


Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Denis A. Krusos, the Chairman of the Board and Chief Executive Officer of CopyTele, Inc., hereby certifies that:

     1. The Company's Form 10-Q Quarterly Report for the period ended January 31, 2006 (the "Report") fully complies with the requirements of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                           /s/ Denis A. Krusos
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                                           Denis A. Krusos
                                           Chairman of the Board and
March 10, 2006                             Chief Executive Officer